Exhibit 3.21

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

of

ALPHA SHALE HOLDINGS, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is:

Alpha Shale Holdings, LLC

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104(a) of the Delaware Limited Liability Company Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

New Castle County

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 3rd day of February, 2010.

By:	/s/ Shaun S. Fleming
Shaun S. Fleming, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is ALPHA SHALE HOLDINGS, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Vaughn R. Groves
Authorized Person

Name:	Vaughn R. Groves
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

Alpha Shale Holdings, LLC

The Limited Liability Company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

FIRST: The name of the Limited Liability Company is Alpha Shale Holdings, LLC.

SECOND: The Registered Office of the Limited Liability Company in the State of Delaware is changed to 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The name of the Registered Agent at such address upon whom process against this Limited Liability Company may be served is Harvard Business Services, Inc.

IN WITNESS WHEREOF, said Alpha Shale Holdings, LLC has caused this certificate to be signed by its Authorized Person this 3rd day of June, 2013.

By:	/s/ Daniel Rice
Authorized Person

Name:	Daniel Rice
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is ALPHA SHALE HOLDINGS, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington , Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Teresa Darnell
Authorized Person

Name:	Teresa Darnell
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